                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                FORM 8-K/A NO. 1
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):      November 29, 1995



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)




        Colorado                 1-9953                     84-0613514
        --------                 ------                     ----------
 (State of Organization)   (Commission File No.)          (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309             (303) 792-3111
---------------------------------------------             --------------
(Address of principal executive office and Zip Code)      (Registrant's
                                                          telephone no.
                                                       including area code)

Item 2.  Acquisition of Assets

         On June 30, 1995, Jones Intercable, Inc., a Colorado corporation ("Intercable") entered into an asset purchase agreement (the "Agreement") with Columbia Associates, L.P., an unaffiliated Delaware limited partnership ("Columbia"), to acquire the cable television systems serving Dale City, Lake Ridge, Woodbridge, Fort Belvoir, Triangle, Dumfries, Quantico, Accoquan and portions of Prince William County, all in the State of Virginia (the "Dale City System").

         On July 15, 1995, Intercable assigned to a subsidiary, Jones Communications of Virginia, Inc. ("Jones of Virginia"), formerly known as Jones Intercable of Alexandria, Inc., a Colorado corporation, all of its right, title and interest as buyer under the Agreement, including but not limited to, the right to purchase the assets of the Dale City System, and Jones of Virginia assumed and agreed to pay, discharge and perform all of the obligations and duties of Intercable under the Agreement.

         On November 29, 1995, Jones of Virginia purchased the Dale City System from Columbia for $123,000,000, subject to customary closing adjustments as provided by the Agreement. The purchase price was paid from cash on hand and proceeds from the Company's $500 million credit facility.

         Jones of Virginia paid Jones Financial Group, Ltd., an affiliate of Jones of Virginia and Intercable, a fee of $1,328,400 as compensation for acting as a financial advisor in connection with this transaction.

         The Dale City System has approximately 50,000 subscribers and passes approximately 64,100 homes.

Item 7.  Financial Statements and Exhibits

         a. Audited Financial Statements of Columbia Communications of Virginia as of 12/31/93 and 12/31/94 for years ended 12/31/92, 12/31/93 and
12/31/94 and unaudited financial statements for the nine months ended 9/30/94 and 9/30/95.

         b.       Pro Forma Financial Statements of Jones Intercable, Inc.

         c.       Financial Data Schedule.

         d. Asset Purchase Agreement dated as of June 30, 1995 between Columbia Associates, L.P. and Jones Intercable, Inc. is incorporated by reference from the Annual Report on Form 10-K of Jones Intercable, Inc. for fiscal year ended May 31, 1995 (Exhibit 2.8, Commission File No. 1-9953)

         e. Assignment and Assumption Agreement dated as of July 15, 1995 between Jones Intercable, Inc. and Jones Intercable of Alexandria, Inc. (now known as Jones Communications of Virginia, Inc.) is incorporated by reference from the Current Report on Form 8-K of Jones Intercable, Inc. dated December 4, 1995.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES INTERCABLE, INC.,
                                        a Colorado corporation


Dated:  February 1, 1996                By:      /s/ Elizabeth M.Steele
                                                 -------------------------------
                                                 Elizabeth M. Steele
                                                 Vice President and Secretary

                              ARTHUR ANDERSEN LLP

COLUMBIA CABLE OF VIRGINIA
(A division of Columbia Associates, L.P.)

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1993 AND 1994;
FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994,
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS,
AND UNAUDITED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Columbia Associates, L.P.:

We have audited the financial statements of Columbia Associates, L.P. as of December 31, 1993 and 1994 and for the three years in the period ended December 31, 1994, and have issued our report thereon dated February 24, 1995. In connection therewith, we have also audited the statements of assets, liabilities and control account of Columbia Cable of Virginia (a division of Columbia Associates, L.P.) as of December 31, 1993 and 1994, and the related statements of operations and control account and cash flows for the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbia Cable of Virginia as of December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                            /s/ ARTHUR ANDERSEN LLP

Stamford, Connecticut,
  February 24, 1995
  (except with respect to the matter
  discussed in Note 1 as to which
  the date is June 30, 1995)

                           COLUMBIA CABLE OF VIRGINIA

                   (A division of Columbia Associates, L.P.)

             STATEMENTS OF ASSETS, LIABILITIES AND CONTROL ACCOUNT

                                                            December 31,            September
                                                     --------------------------        30,
                                                        1993           1994           1995
                                                     -----------    -----------    -----------
                                                                                   (Unaudited)
                   ASSETS
                   ------
CASH                                                 $    13,745    $   313,094    $   188,160
                                                     -----------    -----------    -----------
SUBSCRIBER RECEIVABLES, net of allowance for
  doubtful accounts of $38,069, $26,725 and $9,667
  in 1993, 1994 and 1995, respectively                   477,483        327,062        398,465
                                                     -----------    -----------    -----------
INVESTMENT IN CABLE TELEVISION SYSTEMS (Notes 3 and
  4):
  Property, plant and equipment, at cost              41,045,116     46,968,973     49,803,327
  Less -- Accumulated depreciation                   (16,102,317)   (19,385,557)   (22,858,729)
                                                     -----------    -----------    -----------
                                                      24,942,799     27,583,416     26,944,598
  Franchising costs, net of accumulated
     amortization of $14,527,021, $14,969,419 and
     $16,296,275 in 1993, 1994 and 1995,
     respectively                                     10,188,778      8,365,114      7,038,259
  Goodwill and other intangible assets, net of
     accumulated amortization of $10,332,027,
     $5,119,508 and $5,454,909 in 1993, 1994 and
     1995, respectively                                2,460,723      1,928,200      1,592,800
                                                     -----------    -----------    -----------
          Total investment in cable television
            systems                                   37,592,300     37,876,730     35,575,657
                                                     -----------    -----------    -----------
OTHER ASSETS, net                                        559,732        540,687        437,908
                                                     -----------    -----------    -----------
                                                     $38,643,260    $39,057,573    $36,600,190
                                                     ===========    ===========    ===========
         LIABILITIES AND CONTROL ACCOUNT
         -------------------------------
LIABILITIES:
  Accounts payable and accrued expenses              $ 1,941,386    $ 1,649,799    $ 1,648,414
  Subscriber advance payments and deposits               623,331        635,683        642,638
                                                     -----------    -----------    -----------
          Total liabilities                            2,564,717      2,285,482      2,291,052
                                                     -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES
  (Notes 2 and 6)
CONTROL ACCOUNT, excess of assets over liabilities    36,078,543     36,772,091     34,309,138
                                                     -----------    -----------    -----------
                                                     $38,643,260    $39,057,573    $36,600,190
                                                     ===========    ===========    ===========

                The accompanying notes to financial statements
                  are an integral part of these statements.

                           COLUMBIA CABLE OF VIRGINIA

                   (A division of Columbia Associates, L.P.)

                  STATEMENTS OF OPERATIONS AND CONTROL ACCOUNT

                                                  Years Ended December 31,                 Nine Months Ended
                                          ----------------------------------------           September, 30
                                             1992           1993           1994        -------------------------
                                          ----------     ----------     ----------        1994           1995
                                                                                       ----------     ----------
                                                                                       (Unaudited)    (Unaudited)
REVENUES                                  $18,088,111    $20,208,169    $21,648,114    $15,933,217    $17,338,829
                                          -----------    -----------    -----------    -----------    -----------
EXPENSES:
  Service costs                             5,684,853      6,318,325      6,816,127      5,104,539      5,579,653
  Selling, general and administrative
     expenses                               3,207,004      3,648,997      3,768,984      2,811,672      3,038,097
  Indirect expenses                           954,755      1,086,325      1,134,691        835,432        883,427
  Depreciation and amortization
     (Notes 3 and 4)                        6,828,214      7,142,091      6,726,392      4,967,383      5,265,421
  (Gain) loss on disposal of equipment,
     net (Note 4)                             576,068      2,097,278        352,986         86,515        (35,129)
                                          -----------    -----------    -----------    -----------    -----------
          Total expenses                   17,250,894     20,293,016     18,799,180     13,805,541     14,731,469
                                          -----------    -----------    -----------    -----------    -----------
          Net income (loss)                   837,217        (84,847)     2,848,934      2,127,676      2,607,360
CONTROL ACCOUNT, beginning of period       41,864,681     39,395,600     36,078,543     36,078,543     36,772,091
ADVANCES TO PARENT                         (3,306,298)    (3,232,210)    (2,155,386)    (1,861,887)    (5,070,313)
                                          -----------    -----------    -----------    -----------    -----------
CONTROL ACCOUNT, end of period            $39,395,600    $36,078,543    $36,772,091    $36,344,332    $34,309,138
                                          ===========    ===========    ===========    ===========    ===========

                The accompanying notes to financial statements
                  are an integral part of these statements.

                           COLUMBIA CABLE OF VIRGINIA

                   (A division of Columbia Associates, L.P.)

                            STATEMENTS OF CASH FLOWS

                                                     Years Ended December 31,              Nine Months Ended
                                              --------------------------------------         September 30,
                                                 1992          1993          1994       ------------------------
                                              ----------    ----------    ----------       1994          1995
                                                                                        ----------    ----------
                                                                                        (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                           $  837,217    $  (84,847)   $2,848,934    $2,127,676    $2,607,360
                                              ----------    ----------    ----------    ----------    ----------
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities:
     Depreciation and amortization             6,828,214     7,142,091     6,726,392     4,967,383     5,265,421
     (Gain) loss on disposal of equipment,
       net                                       576,068     2,097,278       352,986        86,515       (35,129)
     Change in assets and liabilities --
       (Increase) decrease in subscriber
          receivables                            (35,850)     (106,904)      150,421       348,052       (71,403)
       (Increase) decrease in other assets       (54,589)     (189,964)       18,794       (36,604)      102,779
       Increase (decrease) in accounts
          payable and accrued expenses           581,277       282,550      (291,587)     (295,105)       (1,385)
       Increase in subscriber advance
          payments and deposits                   37,214        34,293        12,352         6,645         6,955
                                              ----------    ----------    ----------    ----------    ----------
          Total adjustments                    7,932,334     9,259,344     6,969,358     5,076,886     5,267,238
                                              ----------    ----------    ----------    ----------    ----------
          Net cash provided by operating
            activities                         8,769,551     9,174,497     9,818,292     7,204,562     7,874,598
                                              ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in investment in existing cable
     television systems                       (5,893,508)   (6,116,220)   (7,471,571)   (5,301,389)   (2,985,798)
  Proceeds on disposal of equipment              122,477        76,806       108,014       102,189        56,579
                                              ----------    ----------    ----------    ----------    ----------
          Net cash used in investing
            activities                        (5,771,031)   (6,039,414)   (7,363,557)   (5,199,200)   (2,929,219)
                                              ----------    ----------    ----------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances to parent                          (3,306,298)   (3,232,210)   (2,155,386)   (1,861,887)   (5,070,313)
                                              ----------    ----------    ----------    ----------    ----------
          Net cash used in financing
            activities                        (3,306,298)   (3,232,210)   (2,155,386)   (1,861,887)   (5,070,313)
                                              ----------    ----------    ----------    ----------    ----------
          Net increase (decrease) in cash       (307,778)      (97,127)      299,349       143,475      (124,934)
CASH, beginning of period                        418,650       110,872        13,745        13,745       313,094
                                              ----------    ----------    ----------    ----------    ----------
CASH, end of period                           $  110,872    $   13,745    $  313,094    $  157,220    $  188,160
                                              ==========    ==========    ==========    ==========    ==========

                The accompanying notes to financial statements
                  are an integral part of these statements.

                           COLUMBIA CABLE OF VIRGINIA

                   (A division of Columbia Associates, L.P.)

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1992, 1993 AND 1994

                (Information Pertaining to the Nine Months Ended
                   September 30, 1994 and 1995 is Unaudited.)

(1)  Partnership Formation and Sale:

     Columbia Cable of Virginia ("Virginia") is a division of Columbia Associates, L.P. (the "Partnership"). The Partnership is a limited partnership which was formed on March 7, 1985, under the laws of the State of Delaware and which operates under the terms of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") dated as of June 2, 1992. The Partnership will continue until March 1, 1995 unless previously dissolved in accordance with the terms of the Partnership Agreement. The partners are presently contemplating an extension of the Partnership Agreement.

     On June 30, 1995, the Partnership entered into an agreement to sell substantially all the assets and certain of the liabilities of Virginia for $123 million, subject to closing adjustments. The Partnership expects the sale to be completed in 1995.

(2)  Cable Regulation

     On October 5, 1992, Congress enacted the Cable Television consumer Protection and Competition Act of 1992 (the "Act") which, among other things, expanded governmental regulation of rates for basic and other cable services. Pursuant to the Act, the Federal Communications Commission (the "FCC") issued regulations in April 1993. The FCC's regulations require rates for equipment to be cost-based. Rates for basic and any regulated tiers of service were to be based on, at the election of the cable operator, either the FCC's benchmark rates or a cost-of-service showing based upon interim standards adopted by the FCC.

     Rate regulation for basic service is enforceable by the local franchise authorities. The local franchise authorities in the franchises in which Virginia operates have not yet sought FCC certification to regulate basic service rates, and therefore Virginia is not subject to the provisions under the Act regarding rate regulation. Despite the absence of regulation by local franchise authorities, Virginia believes they are in compliance with the Act and with current regulations.

(3)  Significant Accounting Policies:

     Basis of financial statement presentation --

     Virginia's financial statements include all the direct costs of operating the business. Costs specifically incurred by the Partnership on behalf of Virginia were directly included in selling, general and administrative expenses and service costs. Costs which were not incurred specifically for any of the Partnership's divisions were allocated to Virginia based on Virginia's total subscribers as a percentage of the Partnership's total subscribers. All the indirect costs incurred by the Partnership which have been allocated to Virginia have been included as "indirect expenses" in the accompanying statements of operations and control account. Management believes the foregoing allocations were made on a reasonable basis. Nonetheless, the financial information included herein may not necessarily reflect the financial position and results of operations of Virginia in the future or what the financial position or results of operations of Virginia would have been as a separate stand-alone entity.

     The control account consists of accumulated earnings/losses, allocated expenses from the Partnership, as well as any payable/receivable balance due to/from the Partnership resulting from cash transfers. No provision for interest has been made to the control account. Set forth below is an analysis of the control account for the years ended December 31, 1993 and 1994, and for the nine months ended September 30, 1995:

     Control account -- December 31, 1992                         $ 39,395,600
     Net loss -- 1993                                                  (84,847)
     Cash transfers to the Partnership                             (19,771,609)
     Cash transfers from the Partnership                            12,030,000
     Direct and indirect expenses                                    4,509,399
                                                                  ------------
     Control account -- December 31, 1993                           36,078,543
     Net income -- 1994                                              2,848,934
     Cash transfers to the Partnership                             (21,464,242)
     Cash transfers from the Partnership                            14,410,000
     Direct and indirect expenses                                    4,898,856
                                                                  ------------
     Control account -- December 31, 1994                           36,772,091
     Net income -- September 30, 1995                                2,607,360
     Cash transfers to the Partnership                             (17,136,801)
     Cash transfers from the Partnership                             8,200,023
     Direct and indirect expenses                                    3,866,465
                                                                  ------------
     Control account -- September 30, 1995                        $ 34,309,138
                                                                  ============

     The average balance outstanding of the control account was approximately $37,700,000, $36,400,000 and $35,500,000 during the years ended December
     31, 1993 and 1994, and for the nine months ended September 30, 1995, respectively.

     Property, plant and equipment --

     Property, plant and equipment is recorded at purchased cost, together with labor and indirect labor costs amounting to approximately $324,000 and $323,000 in 1993 and 1994, respectively.

     Intangible assets --

     Franchise costs include the assigned fair value of the franchises from purchased cable television systems and the costs of original franchise applications, which are deferred until the franchise has been granted, at which time such costs are amortized. All costs related to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchises were unsuccessful.

     Franchise costs are amortized over the remaining franchise life, while goodwill is amortized over ten years and other intangible assets (primarily subscriber lists) are amortized over the average period that a subscriber is expected to remain connected to the cable system. Amortization of franchise costs, goodwill and other intangible assets amounted to approximately $1,867,000, $455,000 and $868,000, respectively, in 1992, approximately $1,858,000, $464,000 and $822,000, respectively, in
     1993 and approximately $1,822,000, $455,000 and    $78,000, respectively
     in 1994.

     Revenue recognition --

     Revenues are recognized as the services are provided.

     Interim financial statements --

     In the opinion of Virginia, the accompanying unaudited financial statements contain all adjustments, all of which are of a normal recurring nature, necessary to present fairly the financial position of Virginia as of September 30, 1995 and the results of its operations and changes in its cash flows for the nine month periods ended September 30, 1994 and 1995.

(4)  Property, plant and equipment:

     As of December 31, 1993 and 1994, property, plant and equipment consisted of:

                                                       1993          1994
                                                    ----------    ----------
     Cable systems and equipment                    $36,918,981   $41,755,287
     Land, buildings and improvements                 2,049,894     2,926,213
     Furniture and fixtures                           1,204,688     1,353,968
     Vehicles                                           871,553       933,505
                                                    -----------   -----------
                                                    $41,045,116   $46,968,973
                                                    ===========   ===========

     Depreciation is calculated on a straight-line basis over the following useful lives:

     Cable systems and equipment                      5 to 15 years
     Buildings and improvements                       15 to 20 years
     Furniture and fixtures                           5 to 10 years
     Vehicles                                         5 years

     In 1992, 1993 and 1994, Virginia invested approximately $2,452,000, $2,827,000 and $3,557,000, respectively, to replace existing cable systems and equipment. As a result, Virginia recorded writeoffs in 1992, 1993 and 1994 on the disposal of the existing cable systems and equipment of approximately $577,000, $2,063,000 and $103,000, respectively, which was included in (gain) loss on disposal of equipment, net.

(5)  Salary Deferral Plan:

     The Partnership established a salary deferral plan ("the Plan") in accordance with Internal Revenue Code Section 401(k), as amended, in 1989. The Plan provides for discretionary and matching contributions by Virginia on behalf of participating employees. Discretionary and matching contributions totaled approximately $94,000, $105,000 and $109,000 in 1992, 1993 and 1994, respectively.

(6)  Commitments:

     Under various lease and rental agreements, Virginia had rental expense of approximately $30,000, $26,000 and $30,000 in 1992, 1993 and 1994,
     respectively. Approximate future minimum annual payments under these agreements are as follows:

     1995                                                  $11,000
     1996                                                    7,000
     1997                                                    1,000

     In addition, Virginia rents access to utility poles in its operations generally under short-term, but recurring, agreements. Total rental expense for utility poles was approximately $24,000, $26,000 and $47,000 in 1992, 1993 and 1994, respectively.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


    On November 29, 1995, Jones Intercable, Inc. (the "Company") purchased the cable television system serving Dale City, Lake Ridge, Woodbridge, Fort Bevoir, Triangle, Dumfries, Quantico, Accoquan and portions of Prince William County, all in the state of Virginia (the "Dale City System") from an unaffiliated party. The purchase price was $123,000,000, subject to normal closing adjustments. The purchase was funded by cash on hand and $30,000,000 of borrowings available under the Company's credit facility. The Dale City System passes approximately 64,100 homes and serves approximately 50,000 basic subscribers. The Company paid Jones Financial Group, Ltd. ("Financial Group"), a subsidiary of Jones International, Ltd., a fee of $1,328,400 for acting as the Company's financial advisor in connection with this transaction.

    The following Unaudited Pro Forma Consolidated Financial Statements do not include an Unaudited Pro Forma Balance Sheet because the effect of the purchase of the Dale City System was included in the Company's November 30, 1995 Unaudited Consolidated Balance Sheet filed as part of the Company's November 30, 1995 Form 10-Q. The Unaudited Pro Forma Consolidated Statements of Operations reflect to the purchase of the Dale City System as well as the purchases of the cable television system serving Augusta, Georgia (the "Augusta System") and the cable television system serving areas in and around Manassas, Virginia (the "Manassas System"). The Augusta System was purchased on October 20, 1995 and the Manassas System was purchased on January 10, 1996. The Unaudited Pro Forma Consolidated Statement of Operations assumes all three purchases occurred June 1, 1994.

    The Dale City System was purchased with cash on hand and $30,000,000 of borrowings available under the Company's credit facility. The Augusta System was purchased with cash on hand. The Manassas System was purchased with borrowings available under the Company's credit facility.

    The Unaudited Pro Forma Statements of Operations should be read on conjunction with the Notes to Unaudited Financial Statements. The Unaudited Pro Forma Statements of Operations are based on historical data and may not be indicative of actual results obtained due to these transactions.

JONES INTERCABLE, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended November 30, 1995


                                              As                        Pro Forma Adjustments
                                           Reported      ------------------------------------------------
                                           11/30/95         Augusta         Dale City         Manassas          Total
                                           --------         -------         ---------         --------          -----
                                                               (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees              $   66,002       $   11,500       $   11,560       $    6,783       $   95,845
    Management fees                          10,854             (575)             -                -             10,279
  Non-cable Revenue                          16,597              -                -                -             16,597
                                         ----------       ----------       ----------       ----------       ----------

TOTAL REVENUES                               93,453           10,925           11,560            6,783          122,721

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                       36,747            5,683            5,744            3,482           51,656
    General and administrative
      expenses                                4,862              705              700              475            6,742
  Non-cable operating, general
    and administrative                       16,518              -                -                -             16,518
  Depreciation and amortization              27,405            6,067            6,150            3,500           43,122
                                         ----------       ----------       ----------       ----------       ----------

OPERATING INCOME                              7,921           (1,530)          (1,034)            (674)           4,683

OTHER INCOME (EXPENSE):
  Interest expense                          (26,419)             -             (1,050)          (2,485)         (29,954)
  Equity in income (losses)
    of affiliated entities                      246              -                -                -                246
  Interest income                             7,505           (3,010)          (2,790)             -              1,705
  Other, net                                    428              -                -                -                428
                                         ----------       ----------       ----------       ----------       ----------

INCOME (LOSS) BEFORE
  INCOME TAXES AND
  EXTRAORDINARY ITEM                        (10,319)          (4,540)          (4,874)          (3,159)         (22,892)
  Income tax provision                          -                -                -                -                -
                                         ----------       ----------       ----------       ----------       ----------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM                        (10,319)          (4,540)          (4,874)          (3,159)         (22,892)
  Extraordinary item - loss
    on early extinguishment
    of debt                                    (692)             -                -                -               (692)
                                         ----------       ----------       ----------       ----------       ----------

NET INCOME (LOSS)                        $  (11,011)      $   (4,540)      $   (4,874)      $   (3,159)      $  (23,584)
                                         ==========       ==========       ==========       ==========       ==========

EARNINGS PER SHARE
  Income (loss) before
     extraordinary item                  $     (.12)                                                         $     (.75)
  Extraordinary item                           (.02)                                                               (.02)
                                         ----------                                                          ----------
                                         $     (.14)                                                         $     (.77)
                                         ==========                                                          ==========

JONES INTERCABLE, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended May 31, 1995


                                               As                        Pro Forma Adjustments
                                            Reported      ------------------------------------------------
                                             5/31/95         Augusta         Dale City         Manassas          Total
                                            --------         -------         ---------         --------          -----
                                                              (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees               $ 114,020        $  26,956        $  21,648        $  13,565        $ 176,189
    Management fees                          19,508           (1,348)             -                -             18,160
  Non-cable Revenue                          17,418              -                -                -             17,418
                                          ---------        ---------        ---------        ---------        ---------

TOTAL REVENUES                              150,946           25,608           21,948           13,565          211,767

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                       64,714           13,933           10,584            6,963           96,194
    General and administrative
      expenses                                7,887            2,045            1,515              949           12,396
  Non-cable operating, general
    and administrative                       18,996              -                -                -             18,996
  Depreciation and amortization              45,897           15,600           12,300            7,000           80,797
                                          ---------        ---------        ---------        ---------        ---------

OPERATING INCOME                             13,452           (5,970)          (2,751)          (1,347)           3,384

OTHER INCOME (EXPENSE):
  Interest expense                          (39,939)            (530)          (8,610)          (4,970)         (54,049)
  Equity in income (losses)
    of affiliated entities                   (2,981)             -                -                -             (2,981)
  Gain on sale of assets                     15,496              -                -                -             15,496
  Interest income                             9,652           (8,500)             -                -              1,152
  Other, net                                    319              -                -                -                319
                                          ---------        ---------        ---------        ---------        ---------

INCOME (LOSS) BEFORE
  INCOME TAXES                               (4,001)         (15,000)         (11,361)          (6,317)         (36,679)
  Income tax provision
                                          ---------        ---------        ---------        ---------        ---------

NET INCOME (LOSS)                         $  (4,001)       $ (15,000)       $ (11,361)       $  (6,317)       $ (36,679)
                                          =========        =========        =========        =========        =========
EARNINGS PER SHARE                        $    (.16)                                                          $   (1.48)
                                          =========                                                           =========

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS



(1) The Unaudited Pro Forma Consolidated Statements of Operations were prepared to reflect the purchase of the Dale City System, the Augusta System and the Manassas System. The Dale City System was purchased on November 29, 1995. The Augusta System was purchased on October 20, 1995. The Manassas System was purchased on January 10, 1996. The Unaudited Pro Forma Consolidated Statements of Operations assumes the three purchases had occurred on June 1, 1994.

(2) The basis for the Unaudited Pro Forma Consolidated Statements of Operations are the historical financials of the Company, the Dale City System, the Augusta System and the Manassas System. The depreciation and amortization of the acquired systems has been adjusted to reflect the Company's basis in the assets. Interest expense and interest income have been adjusted as a result of changes in debt balances and cash due to the above transactions. In addition, management fee revenue has been reduced to reflect the sale of the Augusta System to the Company from Cable TV Fund 12- B, Ltd., one of the Company's managed limited partnerships.

                                 EXHIBIT INDEX



 27                   Financial Data Schedule